EXHIBIT 10.3

SECURITY AGREEMENT

Dated as of April 30, 2010

among

THERMON INDUSTRIES, INC.,

and

Each Other Grantor

From Time to Time Party Hereto

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Collateral Agent

i

TABLE OF CONTENTS

(continued)

ii

ANNEXES AND SCHEDULES

Annex 1	Form of Pledge Amendment
Annex 2	Form of Joinder Agreement
Annex 3	Form of Intellectual Property Security Agreement

Schedule 1	Commercial Tort Claims
Schedule 2	Filings
Schedule 3	Jurisdiction of Organization; Chief Executive Office
Schedule 4	Location of Inventory and Equipment
Schedule 5	Pledged Collateral
Schedule 6	Intellectual Property

iii

SECURITY AGREEMENT, dated as of April 30, 2010, by and among Thermon Industries, Inc., a Texas corporation (the “Company”), and each of the other entities listed on the signature pages hereof or that becomes a party hereto pursuant to Section 7.6 (collectively with the Company, the “Grantors”), in favor of The Bank of New York Mellon Trust Company, N.A., as collateral agent (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”) for the Secured Parties (as hereinafter defined).

W I T N E S S E T H:

WHEREAS, Thermon Finance, Inc. (to be merged with and into the Company on the date hereof) and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (in such capacity and together with its successors and assigns in such capacity, the “Trustee”), have entered into an Indenture, dated as of April 30, 2010 (as supplemented by the First Supplemental Indenture, dated as of April 30, 2010, among the Company, the other Grantors party therto and the Trustee, and as further amended, restated, supplemented and/or otherwise modified from time to time, the “Indenture”);

WHEREAS, pursuant to the Indenture, (i) the Company has issued its 9.50% Senior Secured Notes due 2017 (such notes, together with any other notes from time to time issued pursuant to the Indenture, the “Notes”) and (ii) each other Grantor has unconditionally guaranteed, on a joint and several basis, all Indenture Obligations of the Company;

WHEREAS, each Grantor will derive substantial direct and indirect benefits from the issuance of the Notes; and

WHEREAS, it is a condition precedent to the sale of the Notes under the Purchase Agreement, dated April 23, 2010, by and among Thermon Finance, Inc. (to be merged with and into the Company on the date hereof) and the initial purchasers set forth therein that the Grantors shall have executed and delivered this Agreement to the Collateral Agent;

NOW, THEREFORE, in consideration of the premises and to induce the Trustee to enter into the Indenture and to induce the Holders to purchase the Notes, each Grantor hereby agrees with the Collateral Agent as follows:

ARTICLE I

DEFINED TERMS

Section 1.1 Definitions. (a) Capitalized terms used herein without definition are used as defined in the Indenture.

(b) The following terms have the meanings given to them in the UCC and terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC (such meanings to be equally applicable to both the singular and plural forms of the terms defined): “account debtor”, “as-extracted collateral”, “certificated security”, “chattel paper”, “commercial tort claim”, “commodity contract”, “deposit account”, “electronic chattel paper”, “equipment”, “farm products”, “fixture”, “general intangible”, “goods”, “health-care-insurance receivable”, “instruments”, “investment property”, “letter-of-credit right”, “proceeds”, “record”, “securities account”, “security”, “supporting obligation” and “tangible chattel paper”.

(c) The following terms shall have the following meanings:

“Account” means, as at any date of determination, all “accounts” (as such term is defined in the UCC) of the Grantors, including, without limitation, the unpaid portion of the obligation of a customer of any Grantor in respect of Inventory purchased by and shipped to such customer and/or the rendition of services by such Grantor, as stated on the respective invoice of such Grantor, net of any credits, rebates or offsets owed to such customer.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Without limitation, any director, executive officer or beneficial owner of five percent (5%) or more of the Stock (either directly or through ownership of Stock Equivalents) of a Person shall for the purposes of this Agreement, be deemed to be an Affiliate of such Person. Notwithstanding the foregoing, none of the Collateral Agent, the Trustee or any Holder shall be deemed an “Affiliate” of any Grantor or of any Subsidiary of any Grantor solely by reason of the provisions of the Indenture Documents.

“Agreement” means this Security Agreement.

“Applicable IP Office” means the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or outside the United States, as applicable.

“Cash Collateral Account” means a deposit account or securities account subject, in each instance, to a Control Agreement.

“Collateral” has the meaning specified in Section 2.1.

“Contractual Obligations” means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its Property is bound.

“Control Agreement” means a deposit account, securities account or commodities account control agreement by and among the applicable Grantor, the First Lien Agent, the Collateral Agent and the depository, securities intermediary or commodities intermediary, and each in form and substance reasonably satisfactory to the Collateral Agent and in any event providing to the Collateral Agent (or, to the extent required by the Intercreditor Agreement, the First Lien Agent as bailee for the Secured Parties) “control” of such deposit account, securities or commodities account within the meaning of Articles 8 and 9 of the UCC and the Securities Transfer Act, 2006 (Ontario) or the comparable statutes in provinces and territories of Canada other than Ontario for such accounts located in those jurisdictions. For certainty, for a Canadian bank account, such term shall also refer to a “blocked account” agreement with respect to such bank account, notwithstanding that the execution and delivery of such agreement is not a perfection requirement.

“Controlled Securities Account” means each securities account (including all financial assets held therein and all certificates and instruments, if any, representing or evidencing such financial assets) that is the subject of an effective Control Agreement.

“Copyrights” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.

“Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System or other equivalent service.

“Excluded Accounts” means (i) any payroll account so long as amounts on deposit therein do not exceed the reasonably estimated payroll obligations of the Person who maintains the account and such amounts are deposited therein immediately prior to any required payroll date, (ii) any withholding tax, benefits, escrow, trust, customs or any other fiduciary account, (iii) any zero balance deposit account provided the amount on deposit therein does not exceed the amount necessary to cover outstanding checks, amounts necessary to maintain minimum deposit requirements and amounts necessary to pay the depositary institution’s fees and expenses, (iv) any deposit account maintained with a foreign bank (other than a foreign bank located in Canada) and (v) any petty cash deposit accounts maintained at a financial institution for which a Control Agreement has not otherwise been obtained, so long as, with respect to this clause (v), the aggregate amount on deposit in each such petty cash account does not exceed $250,000 at any one time and the aggregate amount on deposit in all such petty cash accounts does not exceed $700,000 at any one time as of or after the date hereof.

“Excluded Equity” means the voting Capital Stock directly owned by a Grantor of any CFC in excess of 65% of all of the outstanding voting Capital Stock of such CFC.

“Excluded Property” means:

(1) Excluded Equity;

(2) leasehold interests in real property with respect to which the Company or any Grantor is a tenant or subtenant;

(3) any permit or license, any Contractual Obligation, healthcare insurance receivable or other general intangible, Intellectual Property or franchise in connection with which any Grantor has any right, title to or interest (A) that prohibits or requires the consent of any Person other than a Grantor or any of its Subsidiaries which has not been obtained as a condition to the creation by such Grantor of a Lien on any right, title or interest in such permit, license, Contractual Obligation, healthcare insurance receivable or other general intangible, Intellectual Property or franchise or any Stock or Stock Equivalent related thereto, (B) to the extent that any Requirement of Law applicable thereto prohibits the creation of a Lien thereon, but only, with respect to the prohibition in (A) and (B), to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Requirement of Law or (C) the grant of a security interest in such permit, license, Contractual Obligation, general intangible, Intellectual Property or franchise would reasonably be expected to result in the loss of rights thereon or create a default thereunder;

(4) property and assets owned by the Company or any other Grantor that are the subject of Permitted Liens described in clause (7) of the definition thereof set forth in the Indenture for so long as such Permitted Liens are in effect and the Indebtedness secured thereby otherwise prohibits any other Liens thereon;

(5) Excluded Accounts; and

(6) any Capital Stock or other securities of the Parent’s Subsidiaries to the extent that the pledge of such securities results in the Parent being required to file separate financial statements of such Subsidiary with the SEC, but only to the extent necessary for the Parent not to be subject to such requirement and only for so long as such requirement is in existence; provided that neither the Parent nor any Subsidiary shall take any action in the form of a reorganization, merger or other restructuring a principal purpose of which is to provide for the release of the Lien on any securities pursuant to this clause.

“E-Fax” means any system used to receive or transmit faxes electronically.

“E-System” means any electronic system, including Intralinks® and ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the First Lien Agent, any of its Related Persons or any other Person, providing for access to data protected by passcodes or other security system.

“First Lien Agent” has the meaning specified in the Intercreditor Agreement.

“First Lien Creditors” has the meaning specified in the Intercreditor Agreement.

“First Lien Document” has the meaning specified in the Intercreditor Agreement.

“Governmental Authority” means any nation or government, any state, provincial or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Intellectual Property” means all rights, title and interests in or relating to intellectual property and industrial property arising under any Requirement of Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Trademarks, Internet Domain Names, Trade Secrets and IP Licenses.

“Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to Internet domain names.

“In-Transit Collateral” has the meaning set forth in Section 3.4.

“Inventory” means all of the “inventory” (as such term is defined in the UCC) of the Grantors, including, but not limited to, all merchandise, raw materials, parts, supplies, work-in-process and finished goods intended for sale, together with all the containers, packing, packaging, shipping and similar materials related thereto, and including such inventory as is temporarily out of a Grantor’s custody or possession, including inventory on the premises of others and items in transit.

“IP Ancillary Rights” means, with respect to any other Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and Liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

“IP Licenses” means all Contractual Obligations (and all related IP Ancillary Rights), whether written or oral, granting any right, title and interest in or relating to any Intellectual Property.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“Material Adverse Effect” means: (a) a material adverse change in, or a material adverse effect upon, the operations, business, Properties, or financial condition of the Grantors taken as a whole; (b) a material impairment of the ability of any Grantor, any Subsidiary of any Grantor or any other Person (other than the Collateral Agent or the Holders) to perform in any material respect its obligations under any Indenture Document; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability of any Indenture Document, or (ii) the perfection or priority of any Lien granted to the Holders or to the Collateral Agent for the benefit of the Secured Parties or any material portion of the Collateral under any of the Collateral Documents.

“Material Intellectual Property” means Intellectual Property that is owned by or licensed to a Grantor and material to the conduct of any Grantor’s business.

“Ordinary Course of Business” means, in respect of any transaction involving any Person, the ordinary course of such Person’s business, as conducted by any such Person in accordance with past practice and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Indenture Document.

“Organization Document” means, (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, and any shareholder rights agreement, (b) for any partnership, the partnership agreement and, if applicable, certificate of limited partnership, (c) for any limited liability company, the operating agreement and articles or certificate of formation or (d) any other document setting forth the manner of election or duties of the officers, directors, managers or other similar persons, or the designation, amount or relative rights, limitations and preference of the Stock of a Person.

“Parent” means Thermon Holding Corp., a Delaware corporation.

“Patents” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to letters patent and applications therefor.

“Permits” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

“Pledge Amendment” has the meaning set forth in Section 7.6(b).

“Pledged Certificated Stock” means all certificated securities and any other Stock or Stock Equivalent of any Person evidenced by a certificate, instrument or other similar document (as defined in the UCC), in each case owned by any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Stock and Stock Equivalents listed on Schedule 5. Pledged Certificated Stock excludes any Excluded Property and any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 4.10 hereof.

“Pledged Collateral” means, collectively, the Pledged Stock and the Pledged Debt Instruments.

“Pledged Debt Instruments” means all right, title and interest of any Grantor in instruments evidencing any Indebtedness owed to such Grantor or other obligations, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Indebtedness described on Schedule 5, issued by the obligors named therein. Pledged Debt Instruments excludes any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 4.10 hereof.

“Pledged Investment Property” means any investment property of any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, other than any Pledged Stock or Pledged Debt Instruments. Pledged Investment Property excludes Excluded Equity and any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 4.10 hereof.

“Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock.

“Pledged Uncertificated Stock” means any Stock or Stock Equivalent of any Person that is not Pledged Certificated Stock, including all right, title and interest of any Grantor as a limited or general partner in any partnership not constituting Pledged Certificated Stock or as a member of any limited liability company, all right, title and interest of any Grantor in, to and under any Organization Document of any partnership or limited liability company to which it is a party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including in each case those interests set forth on Schedule 5, to the extent such interests are not certificated. Pledged Uncertificated Stock excludes any Excluded Property and any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 4.10 hereof.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor and other consultants and agents of or to such Person or any of its Affiliates.

“Requirement of Law” means, as to any Person, any law (statutory or common), ordinance, treaty, rule, regulation, order, policy, other legal requirement or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Responsible Officer” means the chief executive officer, corporate controller or the president of the Company or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants or delivery of financial information, the chief financial officer or the treasurer of the Company or any other officer having substantially the same authority and responsibility.

“Secured Obligations” has the meaning set forth in Section 2.2.

“Secured Party” means each of the Trustee, the Collateral Agent and the Holders of the Notes from time to time.

“Software” means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Termination Date” means the earliest to occur of: (A) the payment in full in cash of all outstanding Secured Obligations; (B) the Company’s exercise of its legal defeasance option or covenant defeasance option as described in and in accordance with Article 9 of the Indenture; and (C) the satisfaction and discharge of the Indenture in accordance with Article 4 of the Indenture.

“Trade Secrets” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trade secrets.

“Trademark” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.

“transferable records” has the meaning set forth in Section 4.6(d).

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of any applicable Requirement of Law, any of the attachment, perfection or priority of the Collateral Agent’s or any other Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

“Vehicles” means all vehicles covered by a certificate of title law of any state.

Section 1.2 Certain Other Terms.

(a) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The terms “herein”, “hereof” and similar terms refer to this Agreement as a whole and not to any particular Article, Section or clause in this Agreement. References herein to an Annex, Schedule, Article, Section or clause refer to the appropriate Annex or Schedule to, or Article,

Section or clause in this Agreement. Where the context requires, provisions relating to any Collateral when used in relation to a Grantor shall refer to such Grantor’s Collateral or any relevant part thereof.

(b) Other Interpretive Provisions.

(i) Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

(ii) The Agreement. The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(iii) Certain Common Terms. The term “including” is not limiting and means “including without limitation.”

(iv) Performance; Time. Whenever any performance obligation hereunder (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.” If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

(v) Contracts. Unless otherwise expressly provided herein, references to agreements and other contractual instruments, including this Agreement and the other Indenture Documents, shall be deemed to include all subsequent amendments thereto, restatements and substitutions thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of any Indenture Document.

(vi) Laws. References to any statute or regulation are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

ARTICLE II

GRANT OF SECURITY INTEREST

Section 2.1 Collateral. For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interests is collectively referred to as the “Collateral”:

(a) all Accounts, chattel paper, deposit accounts, documents, equipment, general intangibles, instruments, Intellectual Property, Inventory, investment property, letter of credit rights and any supporting obligations (in each case, as defined in the UCC) related to any of the foregoing;

(b) the commercial tort claims described on Schedule 1 and on any supplement thereto received by the Collateral Agent pursuant to Section 4.9;

(c) all books and records pertaining to the other property described in this Section 2.1;

(d) all property of such Grantor held by any Secured Party, the First Lien Agent or any other First Lien Creditor, including all property of every description, in the custody of or in transit to such Secured Party, the First Lien Agent or any other First Lien Creditor for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power, including but not limited to cash;

(e) all other goods (including but not limited to fixtures) and personal property of such Grantor, whether tangible or intangible and wherever located; and

(f) to the extent not otherwise included, all proceeds of the foregoing;

Section 2.2 Grant of Security Interest in Collateral. Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Indenture Obligations of such Grantor in accordance with the terms of the Indenture Documents, including, but not limited to, the guaranties thereof (the “Secured Obligations”), hereby mortgages, pledges and hypothecates to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor; provided, however, notwithstanding the foregoing, no Lien or security interest is hereby mortgaged, pledged, hypothecated or granted on any Excluded Property; provided, further, that if and when any property shall cease to be Excluded Property, a Lien on and security in such property shall be deemed granted therein.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

On the date hereof, solely with respect to Sections 3.1 and 3.2, and after the date hereof, with respect to all representations and warranties in this Article III, to induce the Trustee to enter into the Indenture and the Holders to purchase the Notes, each Grantor hereby represents and warrants each of the following to the Collateral Agent and the other Secured Parties:

Section 3.1 Title; No Other Liens. Except for the Lien granted to the Collateral Agent pursuant to this Agreement and any other Permitted Liens, such Grantor owns each item of the Collateral free and clear of any and all Liens. Such Grantor (a) is the record and beneficial owner of the Collateral pledged by it hereunder constituting instruments or certificates and (b) has rights in or the power to grant a security interest in such rights in each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien (except for the Lien granted to the Collateral Agent pursuant to this Agreement and any other Permitted Liens).

Section 3.2 Perfection and Priority. The security interest granted pursuant to this Agreement, to the extent a security interest can be granted by a security agreement governed by New York law, constitutes a valid and continuing perfected security interest in favor of the Collateral Agent in all Collateral subject, for the following Collateral, to the occurrence of the following: (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of the filings and other actions specified on Schedule 2 (which, in the case of all filings and other documents referred to on such schedule, have been delivered to the Collateral Agent in completed and duly authorized form), (ii) with respect to any deposit account, the execution of Control Agreements, (iii) in the case of all U.S. registered Copyrights, U.S. registered Trademarks and U.S. issued Patents owned by a Grantor for which UCC filings are insufficient, all appropriate filings having been made with the United States Copyright Office or the United States Patent and Trademark Office, as applicable, (iv) in the case of letter-of-credit rights that are not supporting obligations of Collateral, the execution of a Contractual Obligation granting control to the Collateral Agent over such letter-of-credit rights to the extent required under Section 4.6, and (v) in the case of electronic chattel paper, the completion of all steps necessary to grant control to the Collateral Agent over such electronic chattel paper to the extent required under Section 4.6. Such security interest shall be prior to all other Liens on the Collateral except for Permitted Liens having priority over the Collateral Agent’s Lien by operation of law or, subject to the terms of the Intercreditor Agreement, with the express written agreement of the Collateral Agent acting upon the direction of the Holders upon (i) in the case of all Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property, the delivery thereof to the Collateral Agent (or, to the extent required by the Intercreditor Agreement, the First Lien Agent) of such Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property to the extent required under Section 4.3 consisting of instruments and certificates, in each case properly endorsed for transfer to the Collateral Agent (or, to the extent required by the Intercreditor Agreement, the First Lien Agent) or in blank, (ii) in the case of all Pledged Investment Property not in certificated form, the execution of Control Agreements with respect to such investment property to the extent required under Section 4.3 and (iii) in the case of all other instruments and tangible chattel paper that are not Pledged Certificated Stock, Pledged Debt Instruments or Pledged Investment Property, the delivery thereof to the Collateral Agent (or, to the extent required by the Intercreditor Agreement, the First Lien Agent) of such instruments and tangible chattel paper. Except as set forth in this Section 3.2, all actions by each Grantor necessary or desirable to protect and perfect the Lien granted hereunder on the Collateral have been duly taken.

Section 3.3 Jurisdiction of Organization; Chief Executive Office. Such Grantor’s jurisdiction of organization, legal name and organizational identification number, if any, and the location of such Grantor’s chief executive office or sole place of business, in each case as of the date hereof, is specified on Schedule 3 and such Schedule 3 also lists all jurisdictions of incorporation, legal names and locations of such Grantor’s chief executive office or sole place of business for the five years preceding the date hereof.

Section 3.4 Locations of Inventory, Equipment and Books and Records. On the date hereof, such Grantor’s inventory and equipment (other than inventory or equipment in transit in the Ordinary Course of Business (including, without limitation, Vehicles being used in the Ordinary Course of Business), items out for repair, equipment in the possession of an employee or a processor in the Ordinary Course of Business and equipment in an aggregate amount not to exceed $1,000,000 (collectively, the “In-Transit Collateral”) and books and records concerning the Collateral are kept at the locations listed on Schedule 4.

Section 3.5 Pledged Collateral. (a) The Pledged Stock pledged by such Grantor hereunder (i) is listed on Schedule 5 (as such Schedule is deemed updated by each Pledge Amendment delivered hereunder) and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 5 and (ii) has been duly authorized, validly issued and is fully paid and nonassessable (other than Pledged Stock in limited liability companies, partnerships and, if such concepts are not applicable in the jurisdiction of organization of such Person, Foreign Subsidiaries).

(b) As of the date hereof and except to the extent required to be delivered (and actually delivered) to the First Lien Agent in accordance with the Intercreditor Agreement, all Pledged Collateral (other than Pledged Uncertificated Stock) and all Pledged Investment Property consisting of instruments and certificates has been delivered to the Collateral Agent to the extent required by and in accordance with Section 4.3(a).

(c) Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall be entitled to exercise all of the rights of the Grantor granting the security interest in any Pledged Stock, and a transferee or assignee of such Pledged Stock shall become a holder of such Pledged Stock to the same extent as such Grantor and be entitled to participate in the management of the issuer of such Pledged Stock and, upon the transfer of the entire interest of such Grantor, such Grantor shall, by operation of law, cease to be a holder of such Pledged Stock; provided that the Collateral Agent may elect at its sole and absolute discretion to permit such Grantor to continue voting such Pledged Stock.

(d) After all Events of Default have been cured or waived, each Grantor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of paragraph (c) above.

Section 3.6 Instruments and Tangible Chattel Paper Formerly Accounts. No amount payable to such Grantor under or in connection with any account is evidenced by any instrument or tangible chattel paper that has not been delivered to the Collateral Agent (or, to the extent required by the Intercreditor Agreement, the First Lien Agent), properly endorsed for transfer, to the extent delivery is required by Section 4.6(a).

Section 3.7 Intellectual Property.

(a) Schedule 6, as updated from time to time in accordance with the terms of this Agreement, sets forth a true and complete list of the following Intellectual Property such Grantor owns: (i) Intellectual Property that is registered or subject to applications for registration, (ii) Internet Domain Names, (iii) Material Intellectual Property and material Software, including for each of the foregoing items (1) the owner, (2) the title, (3) the jurisdiction in which such item has been registered or otherwise arises or in which an application for registration has been filed, (4) as applicable, the registration or application number and registration or application date and (5) any IP Licenses or other rights (including franchises) granted by the Grantor with respect thereto and (iv) all material IP Licenses pursuant to which a Grantor has licensed Intellectual Property from a third party, other than licenses for commercially available off the shelf software which has not been substantially customized (other than non-exclusive licenses or sublicenses granted via non stand-alone license agreements in the ordinary course of business in a manner not inconsistent with industry practice).

(b) On the date hereof, all registered Material Intellectual Property owned by such Grantor is valid, in full force and effect, subsisting, unexpired and enforceable (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights, generally, and general equitable principles (whether considered in a proceeding in equity or at law)), and no such Material Intellectual Property owned by such Grantor has been abandoned, except to the extent the failure to be valid, in full force and effect, subsisting, unexpired or enforceable or such abandonment will not and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The consummation of the transactions contemplated by the Indenture Documents shall not cause any breach or default of any material IP License or limit or impair the ownership, use, validity or enforceability of, or any rights of such Grantor in, any Material Intellectual Property, except to the extent that such limitation or impairment would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. There are no pending (or, to the knowledge of such Grantor, threatened in writing) actions, suits, proceedings, claims, demands, judicial orders or disputes challenging the ownership, use, validity, enforceability of, or such Grantor’s rights in, any Material Intellectual Property owned by such Grantor. To such Grantor’s knowledge, no Person has been or is infringing, misappropriating, diluting, violating or otherwise materially impairing any Intellectual Property of such Grantor. Such Grantor, and to such Grantor’s knowledge each other party thereto, is not in material breach or default of any material IP License, except to the extent that such breach or default would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 3.8 Commercial Tort Claims. The only commercial tort claims of any Grantor existing on the date hereof (regardless of whether the amount, defendant or other material facts can be determined and regardless of whether such commercial tort claim has been asserted or threatened or whether litigation has been commenced for such claims) are those listed on Schedule 1, which sets forth such information separately for each Grantor.

Section 3.9 Specific Collateral. None of the Collateral is, or is proceeds or products of, farm products, as-extracted collateral, health-care-insurance receivables or timber to be cut.

Section 3.10 Enforcement. No Permit, notice to or filing with any Governmental Authority or any notice to or consent from any other Person is required (except for Permits or consents which have been obtained and notices or filings which have been made) for the exercise by the Collateral Agent of its rights (including voting rights) provided for in this Agreement or the enforcement of remedies in respect of the Collateral pursuant to this Agreement, including the transfer of any Collateral, except as may be required in connection with the disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities (including, but not limited to, membership interests in a limited liability company) generally or any approvals that may be required to be obtained from any bailees or landlords to collect the Collateral.

ARTICLE IV

COVENANTS

Each Grantor agrees with the Collateral Agent to the following, as long as any Indenture Obligation remains outstanding (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted):

Section 4.1 Maintenance of Perfected Security Interest; Further Documentation and Consents. (a) Generally. Such Grantor shall (i) not use or permit any Collateral to be used unlawfully or in violation of any provision of any Indenture Document, any First Lien Document, any Requirement of Law or any policy of insurance covering the Collateral and (ii) except as otherwise expressly permitted by the Indenture, not enter into any Contractual Obligation or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign, convey or transfer any Collateral, except in each case if such unlawful use, violation or restriction would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(b) Except as otherwise permitted in the Indenture Documents, such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.2 and shall use commercially reasonable efforts to defend such security interest and such priority against the material claims and demands of all Persons.

(c) In addition to any statements, schedules or reports the Collateral Agent may request from time to time pursuant to the Indenture, each Grantor shall, upon the reasonable request by the Collateral Agent, at any time if an Event of Default shall have occurred and be continuing but otherwise not more than once a year, furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other documents in connection with the Collateral as the Collateral Agent may reasonably request in order to maintain and protect its interest hereunder, all in reasonable detail and in form and substance reasonably satisfactory to the Collateral Agent.

(d) At any time and from time to time, upon the reasonable written request of the Collateral Agent acting upon the direction of the Holders or as necessary under applicable law, such Grantor shall, for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, (i) promptly and duly execute and deliver, and have recorded, such further documents, including an authorization to file (or, as applicable, the filing) of any financing statement or amendment under the UCC (or other filings under similar Requirements of Law) in effect in any jurisdiction with respect to the security interest created hereby and (ii) take the same further actions with respect to the Collateral as reasonably requested by the First Lien Agent with respect to the “Collateral” under, and as defined in, the First Lien Documents, including (A) using its commercially reasonable efforts to secure all approvals necessary or appropriate for the collateral assignment to or for the benefit of the Collateral Agent of any Contractual Obligation, including any IP License, held by such Grantor and to enforce the security interests granted hereunder; provided, that, if despite such Grantor’s commercially reasonable efforts such approvals are not secured or obtained, such Contractual Obligations will be deemed to constitute Excluded Property and (B) executing and delivering any Control Agreements with respect to deposit accounts and securities accounts to the extent required hereby or under any other Indenture Document. Notwithstanding anything to the contrary contained in this Section 4.1(d), each Grantor shall promptly deliver notice to Collateral Agent upon the opening of a new deposit account which, pursuant to the terms of this Agreement or any other Indenture Document, is required to be subject to a Control Agreement.

(e) Intentionally Omitted.

(f) To ensure that a Lien and security interest is granted on any of the Excluded Property set forth in clause (3) of the definition of “Excluded Property”, such Grantor shall use its commercially reasonable efforts to obtain any required consents from any Person (other than the Company and its Affiliates, which consents shall be obtained) with respect to any permit or license or any Contractual Obligation with such Person entered into by such Grantor that requires such consent as a condition to the creation by such Grantor of a Lien on any right, title or interest in such permit, license or Contractual Obligation or any Stock or Stock Equivalent related thereto; provided, that, if despite such Grantor’s commercially reasonable efforts such required consents are not obtained, such permit, license or Contractual Obligation related thereto will be deemed to constitute Excluded Property.

Section 4.2 Changes in Locations, Name, Etc. Except upon 30 days’ prior written notice to the Collateral Agent and delivery to the Collateral Agent of (a) all documents required under law to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 4 showing any additional locations at which inventory or equipment shall be kept, such Grantor shall not do any of the following:

(i) permit any inventory or equipment to be kept at a location other than those listed on Schedule 4, except for the In-Transit Collateral;

(ii) change its jurisdiction of organization or its location (as defined in Section 9-307 of the UCC), in each case from that referred to in Section 3.3; or

(iii) change its legal name or organizational identification number, if any, or corporation, limited liability company, partnership or other organizational structure to such an extent that any financing statement filed in connection with this Agreement would become misleading.

Section 4.3 Pledged Collateral. (a) Delivery of Pledged Collateral. On the date hereof, such Grantor shall (i) deliver to the Collateral Agent (or, to the extent required by the Intercreditor Agreement, the First Lien Agent), in suitable form for transfer and in form and substance reasonably satisfactory to the Collateral Agent (or the First Lien Agent, as the case may be), (A) all Pledged Certificated Stock, (B) all Pledged Debt Instruments and (C) all certificates and instruments evidencing Pledged Investment Property and (ii) maintain all other Pledged Investment Property in a Controlled Securities Account to the extent required under Section 4.10.

(b) Event of Default. Subject to the terms of the Intercreditor Agreement, during the continuance of an Event of Default, the Collateral Agent shall have the right, at any time in its discretion and without notice to the Grantor, to (i) transfer to or to register in its name or in the name of its nominees any Pledged Collateral or any Pledged Investment Property and (ii) exchange any certificate or instrument representing or evidencing any Pledged Collateral or any Pledged Investment Property for certificates or instruments of smaller or larger denominations.

(c) Cash Distributions with respect to Pledged Collateral. Subject to the terms of the Intercreditor Agreement, except as provided in Article V and subject to the limitations set forth in the Indenture, such Grantor shall be entitled to receive all cash distributions paid in respect of the Pledged Collateral.

(d) Voting Rights. Subject to the terms of the Intercreditor Agreement, except as provided in Article V, such Grantor shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor that would materially impair the Collateral or be inconsistent with or result in any violation of any provision of any Indenture Document.

Section 4.4 Accounts.

(a) Such Grantor shall not, other than in the Ordinary Course of Business, (i) grant any extension of the time of payment of any account, (ii) compromise or settle any account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any account, (iv) allow any credit or discount on any account or (v) amend, supplement or modify any account in any manner that would reasonably be expected to adversely affect the value thereof.

(b) So long as an Event of Default is continuing, the Collateral Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and such Grantor shall furnish all such assistance and information as the Collateral Agent may reasonably require in connection therewith. At any time and from time to time, upon the Collateral Agent’s reasonable request, such Grantor shall cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging, and trial balances for, the accounts.

Section 4.5 Commodity Contracts. Such Grantor shall not have any commodity contract unless subject to a Control Agreement.

Section 4.6 Delivery of Instruments and Tangible Chattel Paper and Control of Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper. (a) Subject to the terms of the Intercreditor Agreement, if any amount in excess of $500,000 individually or $1,000,000 in the aggregate payable under or in connection with any

Collateral owned by such Grantor shall be or become evidenced by an instrument or tangible chattel paper other than such instrument delivered in accordance with Section 4.3(a) and in the possession of the Collateral Agent, such Grantor shall mark all such instruments and tangible chattel paper with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of The Bank of New York Mellon Trust Company, N.A., as Collateral Agent” and shall immediately deliver such instrument or tangible chattel paper to the Collateral Agent, duly indorsed in a manner satisfactory to the Collateral Agent.

(b) Subject to the terms of the Intercreditor Agreement, such Grantor shall not grant “control” (within the meaning of such term under Article 9-106 of the UCC) over any investment property to any Person other than the Collateral Agent.

(c) Subject to the terms of the Intercreditor Agreement, if such Grantor is or becomes the beneficiary of a letter of credit that is (i) not a supporting obligation or any Collateral and (ii) in excess of $500,000 individually or $1,000,000 in the aggregate, such Grantor shall promptly, and in any event within five (5) Business Days after becoming a beneficiary, notify the Collateral Agent thereof and use commercially reasonable efforts to enter into a Contractual Obligation with the Collateral Agent, the issuer of such letter of credit or any nominated person with respect to the letter-of-credit rights under such letter of credit. Such Contractual Obligation shall collaterally assign such letter-of-credit rights to the Collateral Agent and such collateral assignment shall be sufficient to grant control for the purposes of Section 9-107 of the UCC (or any similar section under any equivalent UCC). Such Contractual Obligation shall also direct all payments thereunder to a Cash Collateral Account. The provisions of the Contractual Obligation shall be in form and substance reasonably satisfactory to the Collateral Agent and the Borrower.

(d) Subject to the terms of the Intercreditor Agreement, if any amount in excess of $300,000 individually or $750,000 in the aggregate payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by electronic chattel paper, such Grantor shall, at the request of the Collateral Agent acting upon the direction of the Holders or as necessary under applicable law, take all steps necessary to grant the Collateral Agent control of all such electronic chattel paper for the purposes of Section 9-105 of the UCC (or any similar section under any equivalent UCC) and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

Section 4.7 Intellectual Property. (a) Not less frequently than quarterly (as of the last day of each calendar quarter), each Grantor shall provide the Collateral Agent written notification of any change to Schedule 6 and the short-form intellectual property agreements as described in this Section 4.7 and other documents that the Collateral Agent reasonably requests with respect thereto.

(b) Such Grantor shall (and shall cause all its licensees to), in its reasonable business judgment, (i) (A) continue to use each Trademark included in the

Material Intellectual Property which is material to such Grantor’s business in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (B) maintain at least the same standards of quality of products and services offered under such Trademark as are currently maintained, (C) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (D) not adopt or use any other Trademark that is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent shall obtain a perfected security interest in such other Trademark pursuant to this Agreement and (ii) not do any act or omit to do any act whereby (w) such Trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way, (x) any Patent included in the Material Intellectual Property which is material to such Grantor’s business may become forfeited, misused, unenforceable, abandoned or dedicated to the public, (y) any portion of the Copyrights included in the Material Intellectual Property may become invalidated, otherwise impaired or fall into the public domain or (z) any Trade Secret that is Material Intellectual Property may become publicly available or otherwise unprotectable.

(c) Such Grantor shall notify the Collateral Agent promptly if it knows that any application or registration relating to any Material Intellectual Property owned by such Grantor may become forfeited, misused, unenforceable, abandoned or dedicated to the public, or of any material adverse determination or development regarding the validity or enforceability or such Grantor’s ownership of, interest in, right to use, register, own or maintain any Material Intellectual Property (including the institution of, or any such determination or development in, any proceeding relating to the foregoing in any Applicable IP Office). Unless no longer deemed Material Intellectual Property in such Grantor’s reasonable business judgment, such Grantor shall take all actions that are necessary or reasonably requested by the Collateral Agent to maintain and pursue each application (and to obtain the relevant registration or recordation) and to maintain each registration and recordation for Material Intellectual Property owned by such Grantor.

(d) Such Grantor shall not knowingly do any act or omit to do any act to infringe, misappropriate, dilute, violate or otherwise impair the Intellectual Property of any other Person to the extent such act could reasonably be expected to result in a Material Adverse Effect. In the event that any Material Intellectual Property of such Grantor is or has been infringed, misappropriated, violated, diluted or otherwise impaired by a third party, such Grantor shall take such action as it reasonably deems appropriate under the circumstances in response thereto, including promptly bringing suit and recovering all damages therefor.

(e) Such Grantor shall execute and deliver to the Collateral Agent in form and substance reasonably acceptable to the Collateral Agent and suitable for filing in the Applicable IP Office the short-form intellectual property security agreements in the form attached hereto as Annex 3 for all U.S. registered Copyrights, U.S. registered Trademarks, and U.S. issued Patents of such Grantor.

Section 4.8 Notices. Such Grantor shall promptly notify the Collateral Agent in writing of its acquisition of any interest hereafter in property that is of a type where a security interest or Lien must be or may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation.

Section 4.9 Notice of Commercial Tort Claims. Such Grantor agrees that, if it shall acquire any interest in any commercial tort claim where such Grantor’s claim is in excess of $300,000 or its recovery thereunder could reasonably be expected to be greater than $300,000 (whether from another Person or because such commercial tort claim shall have come into existence) and upon a Responsible Officer becoming aware thereof, (i) such Grantor shall, promptly upon such acquisition, deliver to the Collateral Agent, in each case in form and substance reasonably satisfactory to the Collateral Agent, a notice of the existence and nature of such commercial tort claim and a supplement to Schedule 1 containing a specific description of such commercial tort claim, (ii) Section 2.1 shall apply to such commercial tort claim and (iii) such Grantor shall execute and deliver to the Collateral Agent, in each case in form and substance reasonably satisfactory to the Collateral Agent, any document, and take all other action necessary by law to create, perfect and protect Collateral Agent’s Lien, on behalf of the Secured Parties, a perfected security interest having at least the priority set forth in Section 3.2 in all such commercial tort claims. Such Grantor shall do all of the foregoing at any time if requested by Collateral Agent in writing with respect to any commercial tort claim in which a Grantor maintains any interest, regardless of the amount of the claim in respect thereof or potential recovery thereunder. Any supplement Schedule 1 delivered pursuant to this Section 4.9 shall, after the receipt thereof by the Collateral Agent, become part of Schedule 1 for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.

Section 4.10 Controlled Securities Account. Each Grantor shall deposit all of its Cash Equivalents, if any, in securities accounts that are Controlled Securities Accounts except for Cash Equivalents the aggregate value of which at any time does not exceed $250,000 individually and $700,000 in the aggregate.

ARTICLE V

REMEDIAL PROVISIONS

Section 5.1 Code and Other Remedies. (a) UCC Remedies. Subject to the terms of the Intercreditor Agreement, during the continuance of an Event of Default, the Collateral Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any Indenture Obligation, all rights and remedies of a secured party under the UCC or any other applicable law.

(b) Disposition of Collateral. Without limiting the generality of the foregoing and subject to the terms of the Intercreditor Agreement, the Collateral Agent may, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), during the continuance of any Event of Default (personally or through its agents or attorneys), (i) enter upon the premises where any Collateral is located, without any obligation to pay rent, through self-help, without judicial process, without first obtaining a final judgment or giving any Grantor or any other Person notice or opportunity for a hearing on the Collateral Agent’s claim or action, (ii) collect, receive, appropriate and realize upon any Collateral and (iii) sell, assign, convey, transfer, grant option or options to purchase and deliver any Collateral (or enter into Contractual Obligations to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent shall have the right, upon any such public sale or sales and, to the extent permitted by the UCC and other applicable Requirements of Law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released.

(c) Management of the Collateral. Each Grantor further agrees that, during the continuance of any Event of Default and subject to the terms of the Intercreditor Agreement, (i) at the Collateral Agent’s request, it shall assemble the Collateral and make it available to the Collateral Agent at places that the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere, (ii) without limiting the foregoing, the Collateral Agent also has the right to require that each Grantor store and keep any Collateral pending further action by the Collateral Agent and, while any such Collateral is so stored or kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain such Collateral in good condition, (iii) until the Collateral Agent is able to sell, assign, convey or transfer any Collateral, the Collateral Agent shall have the right to hold or use such Collateral to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by the Collateral Agent and (iv) the Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of the Collateral Agent’s remedies (for the benefit of the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment. The Collateral Agent shall not have any obligation to any Grantor to maintain or preserve the rights of any Grantor as against third parties with respect to any Collateral while such Collateral is in the possession of the Collateral Agent.

(d) Application of Proceeds. Subject to the terms of the Intercreditor Agreement, the Collateral Agent shall apply the cash proceeds of any action taken by it pursuant to this Section 5.1 to the payment in whole or in part of the Secured Obligations, as set forth in the Indenture, and only after such application and after the payment by the Collateral Agent of any other amount required by any Requirement of Law, need the Collateral Agent account for the surplus, if any, to any Grantor.

(e) Direct Obligation. Neither the Collateral Agent nor any other Secured Party shall be required to make any demand upon, or pursue or exhaust any right or remedy against, any Grantor or any other Person with respect to the payment of the Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof. All of the rights and remedies of the Collateral Agent and any other Secured Party under any Indenture Document shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any Requirement of Law. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent or any Secured Party, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of any Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(f) Commercially Reasonable. To the extent that applicable Requirements of Law impose duties on the Collateral Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for the Collateral Agent to do any of the following:

(i) fail to incur significant costs, expenses or other Liabilities reasonably deemed as such by the Collateral Agent to prepare any Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;

(ii) unless required by Requirements of Law, fail to obtain Permits, or other consents for (A) access to any Collateral to sell, (B) the collection or sale of any Collateral, or (C) the collection or disposition of any Collateral;

(iii) fail to exercise remedies against account debtors or other Persons obligated on any Collateral or to remove Liens on any Collateral or to remove any adverse claims against any Collateral;

(iv) advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature, or to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring any such Collateral;

(v) exercise collection remedies against account debtors and other Persons obligated on any Collateral, directly or through the use of collection agencies or other collection specialists, hire one or more professional auctioneers to assist in the disposition of any Collateral, whether or not such Collateral is of a specialized nature, or, to the extent deemed appropriate by the Collateral Agent, obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any Collateral, or utilize Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of any Collateral;

(vi) dispose of assets in wholesale rather than retail markets;

(vii) disclaim disposition warranties, such as title, possession or quiet enjoyment; or

(viii) purchase insurance or credit enhancements to insure the Collateral Agent against risks of loss, collection or disposition of any Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of any Collateral.

Each Grantor acknowledges that the purpose of this Section 5.1 is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against any Collateral and that other actions or omissions by the Secured Parties shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 5.1. Without limitation upon the foregoing, nothing contained in this Section 5.1 shall be construed to grant any rights to any Grantor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Agreement or by applicable Requirements of Law in the absence of this Section 5.1.

(g) IP Licenses. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Section 5.1 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, convey, transfer or grant options to purchase any Collateral) at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, subject to the terms of the Intercreditor Agreement, each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, (i) subject to the rights of the applicable third party, an irrevocable (except as otherwise set forth in Section 7.2), nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to such Grantor), including in such license the right to sublicense, use and practice any Intellectual Property not constituting Excluded Property now owned or hereafter acquired by such Grantor and access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof and (ii) an irrevocable license (without payment of rent or other compensation to such Grantor) to use, operate and occupy all real Property owned, operated, leased, subleased or otherwise occupied by such Grantor.

Section 5.2 Accounts and Payments in Respect of General Intangibles. (a) Subject to the terms of the Intercreditor Agreement, in addition to, and not in substitution for, any similar requirement in the Indenture, if required by the Collateral Agent at any time during the continuance of an Event of Default, any payment of accounts or payment in respect of general intangibles, when collected by any Grantor, shall be promptly (and, in any event, within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent, in a Cash Collateral Account, subject to withdrawal by the Collateral Agent as provided in Section 5.4. Until so turned over, such payment shall be held by such Grantor in trust for the Collateral Agent, segregated from other funds of such Grantor. Each such deposit of proceeds of accounts and payments in respect of general intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(b) Subject to the terms of the Intercreditor Agreement, at any time during the continuance of an Event of Default:

(i) each Grantor shall, upon the Collateral Agent’s request, deliver to the Collateral Agent all original and other documents evidencing, and relating to, the Contractual Obligations and transactions that gave rise to any account or any payment in respect of general intangibles, including all original orders, invoices and shipping receipts and notify account debtors that the accounts or general intangibles have been collaterally assigned to the Collateral Agent and that payments in respect thereof shall be made directly to the Collateral Agent;

(ii) the Collateral Agent may, without notice, at any time during the continuance of an Event of Default, limit or terminate the authority of a Grantor to collect its accounts or amounts due under general intangibles or any thereof and, in its own name or in the name of others, communicate with account debtors to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any account or amounts due under any general intangible. In addition, the Collateral Agent may at any time enforce such Grantor’s rights against such account debtors and obligors of general intangibles; and

(iii) each Grantor shall take all actions, deliver all documents and provide all information necessary or reasonably requested by the Collateral Agent to ensure any Internet Domain Name is registered.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each account and each payment in respect of general intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any agreement giving rise to an account or a payment in respect of a general intangible by reason of or arising out of any Indenture Document or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any obligation of any Grantor under or pursuant to any agreement giving rise to an account or a payment in respect of a general intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

Section 5.3 Pledged Collateral. (a) Voting Rights. Subject to the terms of the Intercreditor Agreement, during the continuance of an Event of Default, upon notice by the Collateral Agent to the relevant Grantor or Grantors, the Collateral Agent or its nominee may exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Stock, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it and except for any act constituting gross negligence, willful misconduct or bad faith as finally determined by a court of competent jurisdiction; provided, however, that the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing; provided, further, that if and when any such Event of Default shall have been cured or waived, (i) such voting rights shall automatically revert to the applicable Grantor and (ii) the Collateral Agent, at the expense of the Grantors, shall execute such documents reasonably requested by Grantors to allow the owner of any equity interest to exercise any rights associated with such equity interest.

(b) Proxies. In order to permit the Collateral Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all such proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Collateral Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action

(including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted).

(c) Authorization of Issuers. Subject to the terms of the Intercreditor Agreement, each Grantor hereby expressly irrevocably authorizes and instructs, without any further instructions from such Grantor, each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from the Collateral Agent in writing that states that an Event of Default is continuing and is otherwise in accordance with the terms of this Agreement and each Grantor agrees that such issuer shall be fully protected from Liabilities to such Grantor in so complying and (ii) unless otherwise expressly permitted hereby or the Indenture, pay any dividend or make any other payment with respect to the Pledged Collateral directly to the Collateral Agent. The Collateral Agent hereby agrees that it shall not give any such instructions unless an Event of Default has occurred and is continuing.

Section 5.4 Proceeds to be Turned over to and Held by Collateral Agent. To the extent required in the Indenture, the Intercreditor Agreement or this Agreement, all proceeds of any Collateral received by any Grantor hereunder in cash or Cash Equivalents shall be held by such Grantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor, and to the extent required by the Indenture, the Intercreditor Agreement or this Agreement shall, promptly upon receipt by any Grantor, be turned over to the Collateral Agent (or, to the extent required by the Intercreditor Agreement, the First Lien Agent) in the exact form received (with any necessary endorsement). All such proceeds of Collateral and any other proceeds of any Collateral received by the Collateral Agent in cash or Cash Equivalents shall be held by the Collateral Agent in a Cash Collateral Account. All proceeds being held by the Collateral Agent in a Cash Collateral Account (or by such Grantor in trust for the Collateral Agent) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Indenture.

Section 5.5 Sale of Pledged Collateral. (a) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in the Securities Act and applicable state or foreign securities laws or otherwise or may determine that a public sale is impracticable, not desirable or not commercially reasonable and, accordingly, may, subject to the terms of the Intercreditor Agreement, resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act or under applicable state securities laws even if such issuer would agree to do so.

(b) Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of any portion of the Pledged Collateral pursuant to Section 5.1 and this Section 5.5 valid and binding and in compliance with all applicable Requirements of Law. Each Grantor further agrees that a breach of any covenant contained herein will cause irreparable injury to the Collateral Agent and the other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained herein shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Indenture or a defense of payment. Each Grantor waives any and all rights of contribution or subrogation upon the sale or disposition of all or any portion of the Pledged Collateral by the Collateral Agent.

Section 5.6 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of any Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorney employed by the Collateral Agent or any other Secured Party to collect such deficiency.

ARTICLE VI

THE COLLATERAL AGENT

Section 6.1 Collateral Agent’s Appointment as Attorney-in-Fact. (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any Related Person thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, upon the occurrence and during the continuance of any Event of Default, for the purpose of carrying out the terms of the Indenture Documents, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of the Indenture Documents, and, without limiting the generality of the foregoing and subject to the terms of the Intercreditor Agreement, each Grantor hereby gives the Collateral Agent and its Related Persons the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any of the following when an Event of Default shall be continuing:

(i) in the name of such Grantor, in its own name or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any account or general intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any such moneys due under any account or general intangible or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property owned by or licensed to the Grantors, execute, deliver and have recorded any document that the Collateral Agent may request to evidence, effect, publicize or record the Collateral Agent’s security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby, to the extent that such Intellectual Property is not Excluded Property;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against any Collateral, effect any repair or pay any insurance called for by the terms of the Indenture (including all or any part of the premiums therefor and the costs thereof);

(iv) execute, in connection with any sale provided for in Section 5.1 or Section 5.5, any document to effect or otherwise necessary or appropriate in relation to evidence the sale of any Collateral;

(v) (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct, (B) ask or demand for, and collect and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any actions, suits, proceedings, audits, claims, demands, orders or disputes brought against such Grantor with respect to any Collateral, (F) settle, compromise or adjust any such actions, suits, proceedings, audits, claims, demands, orders or disputes and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate, (G) assign any Intellectual Property owned by the Grantors or any IP Licenses of the Grantors throughout the world on such terms and conditions and in such manner as the Collateral Agent shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment and (H) generally, sell, assign, convey, transfer or grant a Lien on, make any Contractual Obligation with respect to and otherwise deal with, any Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes and do, at the Collateral Agent’s option, at any time or from time to time, all acts and things that the Collateral Agent deems necessary to protect, preserve or realize upon any Collateral and the Secured Parties’ security interests therein and to effect the intent of the Indenture Documents, all as fully and effectively as such Grantor might do; or

(vi) If any Grantor fails to perform or comply with any Contractual Obligation contained herein or any other Indenture Document, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such Contractual Obligation.

(b) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1 shall be payable by such Grantor to the Collateral Agent within five (5) Business Days after demand.

(c) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this Section 6.1 and in accordance with the terms herein. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Section 6.2 Authorization to File Financing Statements. Each Grantor authorizes the Collateral Agent and its Related Persons, at any time and from time to time, to file or record financing statements, amendments thereto, and other filing or recording documents or instruments with respect to any Collateral in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets of the debtor, whether now existing or hereafter arising or acquired, including all proceeds thereof”. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. Such Grantor also hereby ratifies its authorization for the Collateral Agent to have filed any initial financing statement or amendment thereto under the UCC (or other similar laws) in effect in any jurisdiction if filed prior to the date hereof.

Section 6.3 Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation or entitlement to make any inquiry respecting such authority.

Section 6.4 Duty; Obligations and Liabilities. (a) Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s interest in the Collateral and shall not impose any duty upon the Collateral Agent to exercise any such powers. The Collateral Agent shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its Related Persons shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, bad faith, or willful misconduct as finally determined by a court of competent jurisdiction. In addition, the Collateral Agent shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such Person has been selected by the Collateral Agent in good faith.

(b) Obligations and Liabilities with respect to Collateral. No Secured Party and no Related Person thereof shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Collateral. The powers conferred on the Collateral Agent hereunder shall not impose any duty upon any other Secured Party to exercise any such powers. The other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, willful misconduct or bad faith as finally determined by a court of competent jurisdiction.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Reinstatement. Each Grantor agrees that, if any payment made by any Grantor or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by any Secured Party to such Person, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, any Lien or other Collateral securing such Grantor’s liability hereunder shall have been released or terminated by virtue of the foregoing, such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

Section 7.2 Release of Collateral. (a) On the Termination Date, the Collateral shall automatically be released from the Lien created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. Each Grantor (or such Grantor’s designee) is hereby authorized to file UCC-3 amendments, termination statements and other documents, such as releases of security interest with the Applicable IP Office, at such time evidencing the termination of the Liens so released; provided, however, that in no event is any Grantor authorized to execute any instrument, agreement or document on behalf of the Collateral Agent or any Secured Party to evidence such release pursuant to this Section 7.2. At the request of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral of such Grantor held by the Collateral Agent hereunder and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b) If the Collateral Agent shall be directed or permitted pursuant to Article 13 of the Indenture to release any Lien on any Collateral, such Collateral shall be released from the Lien created hereby to the extent provided under, and subject to the terms and conditions set forth in, such Article 13. In connection therewith, the Collateral Agent, at the request of any Grantor, shall execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such release.

(c) At the time provided in Article 13 of the Indenture and at the request of the Company, unless as a condition to the consent of the Collateral Agent and Secured Parties to such sale, if applicable, such Grantor is required to remain subject to this Agreement, a Grantor shall be released from its obligations hereunder in the event that all the Stock and Stock Equivalents of such Grantor shall be sold to any Person that is not a Grantor in a transaction permitted by the Indenture Documents.

Section 7.3 Independent Obligations. The obligations of each Grantor hereunder are independent of and separate from the Secured Obligations. If any Secured Obligation is not paid when due, or during the continuance of any Event of Default, the Collateral Agent may, at its sole election, proceed directly and at once, without notice, against any Grantor and any Collateral to collect and recover the full amount of any Secured Obligation then due, without first proceeding against any other Grantor or any other Collateral and without first joining any other Grantor in any proceeding.

Section 7.4 No Waiver by Course of Conduct. No Secured Party shall by any act (except by a written instrument pursuant to Section 7.5), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Secured Party would otherwise have on any future occasion.

Section 7.5 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.01 or 10.02 of the Indenture; provided, however, that annexes to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through Pledge Amendments and Joinder Agreements, in substantially the form of Annex 1 and Annex 2, respectively, in each case duly executed by the Collateral Agent and each Grantor directly affected thereby.

Section 7.6 Additional Grantors; Additional Pledged Collateral. (a) Joinder Agreements. If, at the option of the Company or as required pursuant to the Indenture, the Company shall cause any Subsidiary that is not a Grantor to become a Grantor hereunder, such Subsidiary shall promptly execute and deliver to the Collateral Agent a Joinder Agreement substantially in the form of Annex 2 and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the date hereof.

(b) Pledge Amendments. To the extent any Pledged Collateral which is otherwise required to be delivered hereunder and has not been delivered as of the date hereof, such Grantor shall deliver a pledge amendment duly executed by the Grantor in substantially the form of Annex 1 (each, a “Pledge Amendment”). Such Grantor authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement.

Section 7.7 Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 12.02 of the Indenture; provided, however, that any such notice, request or demand to or upon any Grantor shall be addressed to the Company’s notice address set forth in Section 12.02 of the Indenture.

Section 7.8 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of each Secured Party and their permitted successors and assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

Section 7.9 Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or by Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 7.10 Severability. Any provision of this Agreement being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Agreement or any part of such provision in any other jurisdiction.

Section 7.11 Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 7.12 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY INDENTURE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

Section 7.13 Intercreditor Agreement. The Collateral Agent, the First Lien Agent and the Grantors have entered into that certain Intercreditor Agreement of event date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time pursuant to the terms thereof, the “Intercreditor Agreement”). To the extent any provision of this Agreement conflicts with the Intercreditor Agreement, the Intercreditor Agreement shall control at any time the Intercreditor Agreement is in effect.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

THERMON INDUSTRIES, INC. a Texas corporation, as Grantor

By:	/s/ Rodney Bingham
Name:	Rodney Bingham
Title:	President

THERMON MANUFACTURING COMPANY, a Texas corporation, as Grantor

By:	/s/ Rodney Bingham
Name:	Rodney Bingham
Title:	President

THERMON HEAT TRACING SERVICES, INC., a Texas corporation, as Grantor

By:	/s/ Rodney Bingham
Name:	Rodney Bingham
Title:	President

THERMON HEAT TRACING SERVICES-II, INC., a Louisiana corporation, as Grantor

By:	/s/ Rodney Bingham
Name:	Rodney Bingham
Title:	President

THERMON HEAT TRACING SERVICES-I, INC., a Texas corporation, as Grantor

By:	/s/ Rodney Bingham
Name:	Rodney Bingham
Title:	President

THERMON HOLDING CORP., a Delaware corporation, as Grantor

By:	/s/ Rodney Bingham
Name:	Rodney Bingham
Title:	President

[SIGNATURE PAGE TO SECURITY AGREEMENT FOR INDENTURE]

ACCEPTED AND AGREED as of the date first above written: THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent

By:	/s/ Marcela Burgess
Name:	MARCELA BURGESS
Title:	Vice President

[SIGNATURE PAGE TO SECURITY AGREEMENT FOR INDENTURE]

ANNEX 1

TO

SECURITY AGREEMENT

FORM OF PLEDGE AMENDMENT

This Pledge Amendment, dated as of [                    ] [    ], 20[    ], is delivered pursuant to Section 7.6 of the Security Agreement, dated as of April 30, 2010, by and among Thermon Industries, Inc., a Texas corporation (the “Company”), the undersigned Grantor and the other Affiliates of the Company from time to time party thereto as Grantors in favor of The Bank of New York Mellon Trust Company, N.A., as Collateral Agent for the Secured Parties referred to therein (as the same may be modified from time to time, the “Security Agreement”). Capitalized terms used herein without definition are used as defined in the Security Agreement.

The undersigned hereby agrees that this Pledge Amendment may be attached to the Security Agreement and that the Pledged Collateral listed on Annex 1-A to this Pledge Amendment shall be and become part of the Collateral referred to in the Security Agreement and shall secure all Secured Obligations of the undersigned.

The undersigned hereby represents and warrants that, with respect to the Pledged Collateral listed on Annex 1-A to this Pledge Amendment, each of the representations and warranties contained in Sections 3.1, 3.2, 3.5 and 3.10 of the Security Agreement is true and correct and as of the date hereof as if made on and as of such date.

[GRANTOR]

By:
Name:
Title:

To be used for pledge of Additional Pledged Collateral by existing Grantor.

A1-1

Annex 1-A

PLEDGED STOCK

ISSUER	CLASS	CERTIFICATE NO(S).	PAR VALUE	NUMBER OF SHARES, UNITS OR INTERESTS

PLEDGED DEBT INSTRUMENTS

ISSUER	DESCRIPTION OF DEBT	CERTIFICATE NO(S).	FINAL MATURITY	PRINCIPAL AMOUNT

A1-2

ACKNOWLEDGED AND AGREED as of the date first above written:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Collateral Agent

By:
Name:
Title:

A1-3

ANNEX 2

TO

SECURITY AGREEMENT

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of [                    ] [    ], 20[    ], is delivered pursuant to Section 7.6 of the Security Agreement, dated as of April 30, 2010, by and among Thermon Industries, Inc., a Texas corporation (the “Company”), and the Affiliates of the Company from time to time party thereto as Grantors in favor of The Bank of New York Mellon Trust Company, N.A., as Collateral Agent for the Secured Parties referred to therein (the “Security Agreement”). Capitalized terms used herein without definition are used as defined in the Security Agreement.

By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 7.6 of the Security Agreement, hereby becomes a party to the Security Agreement as a Grantor thereunder with the same force and effect as if originally named as a Grantor therein and, without limiting the generality of the foregoing, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of the undersigned, hereby mortgages, pledges and hypothecates to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the Collateral of the undersigned and expressly assumes all obligations and liabilities of a Grantor thereunder. The undersigned hereby agrees to be bound as a Grantor for the purposes of the Security Agreement. During the effectiveness of the Security Agreement, each Grantor authorizes the Collateral Agent and its Related Persons, at any time and from time to time, to file or record financing statements, amendments, thereto, and other filing or recording documents or instruments with respect to any Collateral in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under the Security Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets of the debtor, whether now existing or hereafter arising or acquired, including all proceeds thereof”.

The information set forth in Annex 1-A is hereby added to the information set forth in Schedules 1 through 6 to the Security Agreement. By acknowledging and agreeing to this Joinder Agreement, the undersigned hereby agree that this Joinder Agreement may be attached to the Security Agreement and that the Collateral listed on Annex 1-A to this Joinder Amendment shall be and become part of the Collateral referred to in the Security Agreement and shall secure all Secured Obligations of the undersigned.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Article III of the Security Agreement applicable to it is true and correct on and as the date hereof as if made on and as of such date.

A2-1

IN WITNESS WHEREOF, THE UNDERSIGNED HAS CAUSED THIS JOINDER AGREEMENT TO BE DULY EXECUTED AND DELIVERED AS OF THE DATE FIRST ABOVE WRITTEN.

[Additional Grantor]

By:
Name:
Title:

A2-2

ACKNOWLEDGED AND AGREED as of the date first above written:

[EACH GRANTOR PLEDGING ADDITIONAL COLLATERAL]

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Collateral Agent

By:
Name:
Title:

A2-3

ANNEX 3

TO

SECURITY AGREEMENT

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT1

THIS [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT, dated as of                     , 20    , is made by                     , [“                    ”],                     [“                     ”] and                     [“                     ”] (this “Agreement”), is made by each of the entities listed on the signature pages hereof (each a “Grantor” and, collectively, the “Grantors”), in favor of The Bank of New York Mellon Trust Company, N.A., as collateral agent (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”) for the Secured Parties (as defined in the Security Agreement referred to below).

W I T N E S S E T H:

WHEREAS, Thermon Finance, Inc. (which has heretofore been merged with and into the Company) and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent (in such capacity and together with its successors and assigns in such capacity, the “Trustee”), have entered into an Indenture, dated as of April 30, 2010 (as supplemented by the First Supplemental Indenture, dated as of April 30, 2010, among the Company, the other Grantors party thereto and the Trustee, and as further amended, restated, supplemented and/or otherwise modified from time to time, the “Indenture”);

WHEREAS, pursuant to the Indenture, (i) the Company has issued its 9.50% Senior Secured Notes due 2017 (such notes, together with any other notes from time to time issued pursuant to the Indenture, the “Notes”) and (ii) each other Grantor has unconditionally guaranteed, on a joint and several basis, all Obligations of the Company under the Indenture and the other Indenture Documents;

WHEREAS, all of the Grantors are party to a Security Agreement of even date herewith in favor of the Collateral Agent (the “Security Agreement”), pursuant to which the Grantors are required to execute and deliver this Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the prospective Holders of the Notes to subscribe to the Notes, each Grantor hereby agrees with the Collateral Agent as follows:

Section 1. Defined Terms. Capitalized terms used herein without definition are used as defined in the Security Agreement.

[1]	Separate agreements should be executed relating to each Grantor’s respective Copyrights, Patents, and Trademarks.

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Section 2. Grant of Security Interest in [Copyright] [Trademark] [Patent] Collateral. Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby mortgages, pledges and hypothecates to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor (other than any Excluded Property, but only during such time that such Collateral actually constitutes Excluded Property) (the “[Copyright] [Patent] [Trademark] Collateral”):

(a) [all of its U.S. registered Copyrights, including, without limitation, those referred to on Schedule 1 hereto;

(b) all renewals, reversions and extensions of the foregoing; and

(c) all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

or

(a) [all of its U.S. issued Patents, including, without limitation, those referred to on Schedule 1 hereto;

(a) all reissues, reexaminations, continuations, continuations-in-part, divisionals, renewals and extensions of the foregoing; and

(b) all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

or

(a) [all of its U.S. registered Trademarks, including, without limitation, those referred to on Schedule 1 hereto;

(c) all renewals and extensions of the foregoing;

(d) all goodwill of the business connected with the use of, and symbolized by, each such Trademark; and

(e) all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

Section 3. Security Agreement. The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and each Grantor hereby acknowledges and agrees that the rights and remedies of the Collateral Agent with respect to the security

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interest in the [Copyright] [Patent] [Trademark] Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

Section 4. Grantor Remains Liable. Each Grantor hereby agrees that, anything herein to the contrary notwithstanding, such Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with their [Copyrights] [Patents] [Trademarks] subject to a security interest hereunder.

Section 5. Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 6. Termination. This Agreement shall terminate concurrently with the termination of the Security Agreement.

Section 7. Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 8. Conflict with Other Agreements. In the event of any conflict between this Agreement (or any portion thereof) and the Security Agreement, the Security Agreement shall prevail.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each Grantor has caused this [Copyright] [Patent] [Trademark] Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours,

[GRANTOR] as Grantor

By:
Name:
Title:
ACCEPTED AND AGREED as of the date first above written:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Collateral Agent

By:
Name:
Title:

[SIGNATURE PAGE TO [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT]

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SCHEDULE I

TO

[COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT

[Copyright] [Patent] [Trademark] Registrations

1. REGISTERED [COPYRIGHTS] [PATENTS] [TRADEMARKS]

[Include Registration Number and Date]

2. [COPYRIGHT] [PATENT] [TRADEMARK] APPLICATIONS

[Include Application Number and Date]

3. IP LICENSES

[Include complete legal description of agreement (name of agreement, parties and date)]